                                                                   EXHIBIT 10.48

         NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE PURCHASER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                                    CTI, INC.

                        Warrant to Purchase Common Stock

         CTI, INC., a Tennessee corporation (the "Company"), hereby certifies that, for value received, JORDAN & DAVIS PARTNERS, LLC, a Georgia limited liability company (the "Purchaser"), is entitled, subject to the terms set forth herein, to purchase from the Company upon surrender of this Warrant, at any time or times but not after 5:00 P.M., Eastern Standard Time, on the Expiration Date (as defined below), Twenty Five Thousand (25,000) shares of Common Stock (as defined below) of the Company (the "Warrant Shares") (as adjusted from time to time as provided in this Warrant), at an initial purchase price of $10.50 per share in lawful money of the United States.

                                   DEFINITIONS

                  SECTION 1. (a) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                  "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

                  "Business Day" means a day other than a Saturday, a Sunday, a day on which banking institutions in the State of Tennessee are authorized or obligated by law or required by executive order to be closed.

                  "Common Stock", when used with reference to stock of the Company, means all shares now or hereafter authorized of any class of the common equity of the Company, whether with or without par value, and stock of any other class into which such shares may hereafter have been changed and other rights or securities convertible into shares of common stock of the Company.

                  "Consulting Agreement" means that certain Consulting and Sales Agency Agreement to be entered into by the Company, P.E.T. Net Pharmaceuticals, Inc., and the Purchaser as contemplated in that certain Letter of Intent between the parties dated February 7, 2002.

                  "Convertible Securities" mean any securities issued by the Company or an Affiliate which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Expiration Date" means the date that is ninety (90) calendar days following the termination or expiration of the Consulting Agreement.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Warrant Exercise Price" means $10.50 per share and may be adjusted from time to time as provided in this Warrant.

                  SECTION 2. Exercise of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised, in whole or in part, at any time during normal business hours on or after the date hereof and prior to 5:00 P.M., Eastern Standard Time, on the Expiration Date. The rights represented by this Warrant may be exercised by the Purchaser, in whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share) by (i) delivery of a written notice of such Purchaser's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised in cash or by certified or official bank check or by net issue election, (iii) surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the Purchaser), and (iv) delivery to the Company by the Purchaser of a letter in the form of Exhibit A hereto. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Purchaser, shall be delivered to such Purchaser within 15 calendar days after such rights shall have been so exercised. Unless the rights represented by this Warrant shall have expired or have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised, except that it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant was exercised. The entity in whose name any certificate for Warrant Shares is issued upon the exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the amount due in respect of such exercise and any applicable taxes was made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

                  SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, free and clear of all liens, claims and encumbrances. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant.

                  SECTION 4. Adjustments to the Warrant Shares.

                  (a) Stock Dividends, Splits, Etc. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend or make a distribution with respect to outstanding shares of Common Stock or Convertible Securities payable in Common Stock or in Convertible Securities which are convertible with no additional consideration into shares of Common Stock, then, upon exercise of this Warrant, for each Warrant Share acquired, Purchaser shall receive, without additional cost to Purchaser, the total number and kind of securities to which the Purchaser would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such subdivision, dividend or distribution.

                  (b) Reorganization, Reclassification, Exchange or Substitution. In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) this Warrant shall, after such capital reorganization or reclassification of capital stock, entitle the Purchaser to purchase the kind and number of shares of stock or other securities or property of the Company, or of the corporation resulting from such consolidation, to which the Purchaser would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Purchaser of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby.

                  (c) Combinations, Etc. In case the Company shall at any time combine or consolidate, by reclassification or otherwise, the outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (d) Merger or Consolidation. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder of the Warrant evidenced hereby shall thereafter be entitled to receive upon exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Warrant Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the holder after the merger or consolidation.

                  SECTION 5. Notice of Adjustment. Upon any adjustment of the Warrant Exercise Price and/or the number of shares which may be subscribed for and purchased upon exercise of this Warrant, the Company shall give notice thereof to the Purchaser, which notice shall state the Warrant Exercise Price in effect after such adjustment and the increase, or decrease, if any, in the number of shares purchasable at the Warrant Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  SECTION 6. Computation of Adjustments. Upon each computation of an adjustment in the Warrant Exercise Price and the number of shares which may be subscribed for and purchased upon exercise of this Warrant, the Warrant Exercise Price shall be computed to the nearest cent (i.e., fractions of .5 of a cent, or greater, shall be rounded to the next highest cent) and the shares which may be subscribed for and purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e., fractions of one half of a share, or greater, shall be treated as being a whole share). No such adjustment shall be made, however, if the change in the Warrant Exercise Price would be less than $.01 per share, but any such lesser adjustment shall be made at the time of, and together with, the next subsequent adjustment which, together with any adjustments carried forward, shall amount to a change in the Warrant Exercise Price of $.01 per share or more.

                  SECTION 7. Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Warrant Exercise Price (at the date of exercise of the Warrant as set forth below), in lieu of exercising the Warrant by payment of cash, the Purchaser may elect to receive shares equal to the value (as determined below) of the Warrant (or portion thereof being canceled) by surrender of the Warrant at the principal office of the Company together with the duly executed Notice of Exercise in which event the Company shall issue to the Purchaser a number of shares of the Common Stock computed using the following formula:

                                     X = Y(A - B)
                                         --------
                                           A

                  WHERE X = the number of shares of Common Stock to be issued to the Purchaser;

                  Y = the number of shares of the Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of shares underlying the Warrant to the extent exercised (at the date of such exercise);

                  A = the fair market value of one share of Common Stock (at the date of such calculation); and

                  B = Warrant Exercise Price (at the date of such calculation).

For purposes of the above calculation, fair market value of one share of Common Stock shall be equal to the closing sale price of the Common Stock on the day immediately prior to the date the Notice of Exercise is tendered to the Company. If the Common Stock is not traded on NASDAQ or other national stock exchange, the fair market value of one share of Common Stock shall be determined by the Board of Directors in good faith.

                  SECTION 8. Notice of Certain Events. In case at any time:

                  (a) the Company shall pay any dividend upon, or make any distribution in respect of, its Common Stock;

                  (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (c) there shall be any capital reorganization, or reclassification of the capital stock, of the Company; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more said cases, the Company shall give notice to the Purchaser of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or
(ii) such reorganization, reclassification, involuntary dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the

Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least thirty (30) days prior to the action in question in the case of an action specified in clause (ii).

                  SECTION 9. Taxes. The Purchaser shall pay any tax or taxes attributable to the initial issuance of the Warrant Shares, and the Company shall not be required to pay any tax or taxes levied or assessed with respect to any transfer of any Warrant Shares.

                  SECTION 10. Warrant Purchaser Not Deemed a Shareholder. The Purchaser shall not be entitled to vote or receive dividends or be deemed a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Purchaser any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issuance of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the Purchaser of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant.

                  SECTION 11. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

                  SECTION 12. Accredited Investor; Restrictive Legends.

                  (a) The issuance of this Warrant is conditioned upon, and by its acceptance hereof Purchaser hereby confirms, represents and warrants that, this Warrant and the shares of Common Stock or other securities issuable upon exercise hereof are being acquired for the account of Purchaser for investment and not with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention of offering and distributing such securities or any portion thereof, except under circumstances that will not result in a violation of the Securities Act and any applicable state securities laws. Upon exercise of this Warrant, Purchaser shall confirm in writing, in a letter in the form of Exhibit A hereto, that the Warrant Shares so purchased are being acquired solely for the account of Purchaser for investment and not with a view to, or for sale in connection with, any distribution thereof (or portion thereof) and with no present intention of offering and distributing such securities or any portion thereof, except under circumstances that will not result in a violation of the Securities Act and any applicable state securities laws. Purchaser agrees that it will comply with all applicable provisions of state and federal securities laws. Purchaser acknowledges to the Company that the Warrant Shares will have restrictions upon resale imposed by state and federal securities laws. Purchaser also confirms, represents and warrants to the Company that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  (b) The certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE PURCHASER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

together with any legend required under applicable State securities laws.

                  SECTION 13. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

                  SECTION 14. Notice. All notices, demands and other communications under this Warrant shall be in writing (which shall include communications by telecopy) and shall be either (a) delivered in person, or by hand, courier or overnight delivery service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid telecopier, and (c) be given at the following respective addresses and telecopier numbers and to the attention of the following Persons:

                  (i)      if to the Company, to:

                           CTI, Inc.
                           810 Innovation Drive
                           Knoxville, Tennessee  37932-2571
                           Attn:  Terry D. Douglass
                           Telecopier No.:  (865) 218-3001
                  with a copy (which shall not constitute notice) to:

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309-3424
                           Attn:  R. Gregory Brophy, Esq.
                           Telecopier No.:  (404) 881-7777

                  (ii)     if to the Purchaser hereof, to:

                           Jordan & Davis Partners, LLC
                           c/o Dr. Ken Davis
                           1657 Horseleg Creek Road
                           Rome, Georgia 30165

                           with a copy (which shall not constitute notice) to:

                           Womble Carlyle Sandridge & Rice LLC
                           1201 West Peachtree Street, Suite 3500
                           Atlanta, Georgia  30309
                           Attn:  G. Donald Johnson, Esq.
                           Telecopier No.:  (404) 870-4878

or at such other address or telecopier number, or to the attention of such other person, as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided and the appropriate confirmation of transmission is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery or overnight delivery service, when left at the address of the addressee addressed as above provided, except that notices of a change of address or telecopier number shall not be deemed furnished until received.

                  SECTION 15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against whom enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 16. Fractional Shares. No certificates representing fractional shares of Common Stock will be issued upon exercise of this Warrant. In lieu of the issuance of fractional shares, a cash adjustment (without interest) will be paid to the Purchaser for any fraction of a share that would be otherwise issuable. The amount of any such cash payment shall be determined by multiplying the fractional interest due to the Purchaser times the fair market value of one share of Common Stock as determined in accordance with Section 7 hereof.

                  SECTION 17. Void after Expiration Date. This Warrant shall in all events be wholly void and of no effect after 5:00 P.M., Eastern Standard Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 13(a) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and its seal to be hereunto affixed as of the 27th day of March, 2002.


                                     CTI, INC.



                                     By:      /s/ Terry D. Douglass
                                         --------------------------------------
                                              Name:  Terry D. Douglass
                                              Title:    President

                                    EXHIBIT A

                               Notice of Exercise


                                     [Date]


CTI, Inc.
810 Innovation Drive
Knoxville, Tennessee  37932-2571
Attn:  Terry D. Douglass

                             Re: Exercise of Warrant


         Pursuant to the provisions of that certain Warrant to Purchase Common Stock (the "Warrant") of CTI, INC., a Tennessee corporation (the "Company"), dated March __, 2002, JORDAN & DAVIS PARTNERS, LLC, a Georgia limited liability company ("JDP"), hereby represents, warrants, covenants and agrees with the Company as follows:

                  The shares of common stock of the Company being acquired by JDP pursuant to this exercise of the Warrant (the "Warrant Shares") will be acquired for its own account without the participation of any other person, with the intent of holding the Warrant Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Warrant Shares and not with a view to, or for resale in connection with, any distribution of the Warrant Shares, nor is JDP aware of the existence of any distribution of the Warrant Shares;

                  JDP is not acquiring the Warrant Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Warrant Shares but rather upon an independent examination and judgment as to the prospects of the Company;

                  The Warrant Shares were not offered to JDP by means of publicly disseminated advertisements or sales literature;

                  JDP is able to bear the economic risks of the investment in the Warrant Shares, including the risk of a complete loss of JDP's investment therein;

                  JDP understands and agrees that the Warrant Shares will be issued and sold to JDP in reliance upon an exemption from, and without registration under, any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "Securities Act"), provided by Sections 3(b) and/or 4(2) thereof, Regulation D thereunder, and the other rules and regulations promulgated thereunder;

                  The Warrant Shares cannot be offered for sale, sold or transferred by JDP other than pursuant to: (i) either (A) an effective registration under the Securities Act, (B) an opinion of counsel for JDP satisfactory to the Company that such registration is not required, or (C) receipt of a no-action letter from the Securities and Exchange Commission to the effect that such registration is not required, and
         (ii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

                  The Company will be under no obligation to register the Warrant Shares or to comply with any exemption available for sale of the Warrant Shares without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Warrant Shares;

                  JDP is familiar with the business and affairs of the Company. JDP realizes that the purchase of the Warrant Shares is a speculative investment and that any possible profit therefrom is uncertain;

                  JDP has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. JDP has received all information and data with respect to the Company which it has requested and which it has deemed relevant in connection with the evaluation of the merits and risks of its investment in the Company;

                  JDP has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Warrant Shares hereunder, and it is able to bear the economic risk of such purchase; and

                  The agreements, representations, warranties, and covenants made by JDP herein extend to and apply to all of the Warrant Shares. Acceptance by JDP of the certificate representing such Warrant Shares shall constitute a confirmation by JDP that all such agreements, representations, warranties and covenants made herein are true and correct at that time.

                  JDP understands that the certificates representing the Warrant Shares shall bear a legend referring to the foregoing covenants, representations, warranties and restrictions on transfer, and agrees that a legend to that effect may be placed on any certificate which may be issued to JDP as a substitute for the certificates representing the Warrant Shares.

                                           Very truly yours,

                                           JORDAN & DAVIS PARTNERS, LLC



                                           By:
                                              ----------------------------------
                                                    Its:
                                                        ------------------------


AGREED TO AND ACCEPTED:


CTI, INC.


By:
   -----------------------------------------
Title:
      --------------------------------------


Number of Shares
as to which Warrant
is being Exercised:
                    ---------------------------------


Number of Shares
Remaining:                                               Date:
           ---------------------------------                  ------------


                                      -3-